As filed with the Securities and Exchange Commission on September 25, 2014
Registration Statement No. 333-99291

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	55-0672148
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 North Main Street Moorefield, West Virginia	26836
(Address of Principal Executive Offices)	Zip Code

1998 OFFICER STOCK OPTION PLAN

H. Charles Maddy, III, Agent for Service
Chief Executive Officer
300 North Main Street
Moorefield, West Virginia 26836
 (304) 530-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, $2.50 par value (Reserved for Issuance under the 1998 Officer Stock Option Plan)	30,000 shares (1)	$10.34	$310,050	$39.93

(1)
The 1998 Officer Stock Option Plan authorizes the issuance of 960,000 shares of the Registrant’s common stock, par value $2.50 per share (“Common Stock”), of which 30,000 shares are being registered hereunder and 240,000 shares have been registered previously.  This Registration Statement also covers any additional shares of Common Stock which become issuable under the 1998 Officer Stock Option Plan by reason of any merger in which the shares are changed or exchanged, stock dividend, stock split, or combination of the Shares, or other similar transaction which in the judgment of the Equity Compensation Committee of the Compensation and Nominating Committee of Summit Financial Group, Inc. (the “Registrant”) necessitates an adjustment to prevent dilution of the benefits or potential benefits to be made available under the 1998 Officer Stock Option Plan.

(2)	The proposed maximum offering price of $10.34 per share is the average of the high and low prices of the common stock of Summit Financial Group, Inc. as reported on NASDAQ Global Select Market on September 23, 2014 of $10.41 and $10.26. The proposed maximum aggregate offering price was determined by multiplying the maximum number of shares (30,000) that may be granted for the securities being registered by the average offering price of $10.34.

(3)
Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(h)(1) under the Securities and Exchange Act of 1933, the registration is based on the average of the high and low prices of the common stock of Summit Financial Group, Inc. as reported on NASDAQ Global Select Market on September 23, 2014, and computed based on the maximum number of shares (30,000) that may be granted for the securities being registered.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E OF
FORM S-8 “REGISTRATION OF ADDITIONAL SECURITIES”

On September 6, 2002, Summit Financial Group, Inc. (the “Company”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 33-99291) (the “Form S-8 Registration Statement”) registering Two-Hundred Forty Thousand (240,000) shares of the Company’s Common Stock, $2.50 par value (the “Shares”), to be issued to participants under the 1998 Officer Stock Option Plan (the “Plan”).  This Registration Statement on Form S-8 is being filed to register an additional Thirty Thousand (30,000) shares of Common Stock of the Company for offer and sale under the Plan.  The Form S-8 Registration Statement filed by the Company with the Securities and Exchange Commission on September 6, 2002 relating to the Plan is hereby incorporated by reference into this Registration Statement.  This incorporation by reference is made under General Instruction E to Form S-8 in respect of the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plans.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                                Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Moorefield, State of West Virginia, on this 25th day of September, 2014.

                                                                  SUMMIT FINANCIAL GROUP, INC.

                                                                  By:  /s/ H. Charles Maddy, III
                                                                    H. Charles Maddy, III
                                                                    President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on September 25, 2014.

Signature	Title

By: /s/ H. Charles Maddy, III H. Charles Maddy, III	President and Chief Executive Officer (Principal Executive Officer) and Director

By: /s/ Robert S. Tissue Robert S. Tissue	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

By: /s/ Julie R. Cook Julie R. Cook	Vice President and Chief Accounting Officer (Principal Accounting Officer)

By: /s/ Oscar M. Bean* Oscar M. Bean	Chairman of the Board and Director

By: Dewey F. Bensenhaver	Director

By: /s/ J. Scott Bridgeforth* J. Scott Bridgeforth	Director

By: /s/ James M. Cookman* James M. Cookman	Director

By: /s/ John W. Crites* John W. Crites	Director

By: James P. Geary, II	Director

By: /s/ Georgette R. George* Georgette R. George	Director

By: /s/ Thomas J. Hawse, III* Thomas J. Hawse, III	Director

By: /s/ Phoebe Fisher Heishman* Phoebe Fisher Heishman	Director

By: /s/ Gary L. Hinkle* Gary L. Hinkle	Director

By: /s/ Jeffrey E. Hott* Jeffrey E. Hott	Director

By: /s/ Gerald W. Huffman* Gerald W. Huffman	Director

By: /s/ Duke A. McDaniel* Duke A. McDaniel	Director

By: /s/ George W. Pace* George W. Pace	Director

By: /s/ Charles Piccirillo* Charles Piccirillo	Director

*By: /s/ H. Charles Maddy, III H. Charles Maddy, attorney-in-fact for each of the persons indicated

SUMMIT FINANCIAL GROUP, INC.

FORM S-8

EXHIBITS INDEX

Item 601 Paragraph (b) Reference	Exhibit

(4)	1998 Officer Stock Option Plan (Incorporated herein by reference to Exhibit 4 to the Registrant’s Registration Statement on Form S-8 filed on September 6, 2002 (File No. 333-99291).

(5) and (23.1)	Opinion of Bowles Rice LLP regarding the validity of the securities being offered and Consent of Bowles Rice LLP.

(23.2)	Consent of Arnett Foster Toothman PLLC

(24)	Power of Attorney